UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2022

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54884	30-0826400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders

On December 23, 2022, China United Insurance Service, Inc. (the “Company”) held its 2022 annual shareholders’ meeting (the “Annual Meeting”), at which a quorum of its shareholders was present either in person, through telephone conference channel or by proxy. The Annual Meeting was held at the Company’s primary offices located at 7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan. The Company filed its definitive proxy statement for the proposals voted upon at the Annual Meeting with the U.S. Securities and Exchange Commission (the “SEC”) on November 22, 2022, and received the final tabulation of its shareholders’ votes on December 23, 2022. The proposal submitted to a vote of the Company’s shareholders at the Annual Meeting was:

•	To ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

No other business was conducted at such Annual Meeting. For the 31,286,199 shares of the Company, consisting of 30,286,199 shares of common stock each entitled to one vote and 1,000,000 shares of Series A preferred stock each entitled to ten votes, eligible to vote at the Company’s Annual Meeting, a total of 21,625,167 votes casted for the proposal set forth above and 1 vote against such proposal. As a result, the proposal to ratify the appointment of UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved by the shareholders during the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: December 30, 2022	/s/ Yi-Hsiao Mao
Name: Yi-Hsiao Mao
Title: Chief Executive Officer